Exhibit 991



Company Contact:                                     Investor Relations Contact:
Jim Groh                                             Matt Hayden/Brett Maas
(843) 342-7809                                       (843) 272-4653
jim@bakbattery.com                                   matt@haydenir.com

               China BAK Battery's Third Quarter Revenues Increase
                       59.1% and Net Income Increases 112%

                   Revenues of $24.2 million vs. $15.2 million
                   Net Income of $3.4 million vs. $1.6 million

SHENZHEN,  China & DALLAS - August 16, 2005 - China BAK Battery,  Inc.  (OTC BB:
CBBT), the largest provider of replacement Lithium Ion (Li-ion) batteries in China and the seventh largest manufacturer of Li-ion batteries in the world, today announced financial results for the third quarter and nine-month period ended June 30, 2005.

Financial Results

For the third quarter, the Company reported revenue of $24.2 million, an increase of 59.1 percent compared to the $15.2 million reported for the third quarter last year. Gross profits were $7.6 million, or 31.5 percent of sales, compared to gross profit of $3.7 million, or 24.6 percent of sales for the third quarter last year. Total operating expenses were $3.6 million, or 14.8 percent of sales, compared to $1.7 million, or 10.9 percent of sales for the third quarter last year. Net income for the quarter increased 112 percent to $3.4 million, or $0.08 per basic and diluted share, compared to net income of $1.6 million, or $0.05 per diluted share for the third quarter last year. The Company utilized 41.2 million diluted shares in the calculation this year compared to
32.4 million diluted shares in the third quarter of last year.

For the nine months ended June 30, the Company reported revenue of $75.2 million, an increase of 60.1 percent compared to the $46.9 million reported for the year ago period. Gross profits were $18.9 million, or 25.1 percent of sales, for the nine-month period, compared to $11.2 million, or 23.9 percent of sales, for the same period in fiscal 2004. Total operating expenses were $9.1 million, or 12.1 percent of sales, compared to $5.3 million, or 11.4 percent of sales for the nine-month period last year. Net income for the nine-month period this year was $7.7 million, or $0.21 per basic and diluted share, an increase of 50 percent compared to net income of $5.1 million, or $0.16 per share reported in the same year ago period.

Xiangqian Li, the Company's Chief Executive Officer, commented, "As we indicated with our preliminary projections last week, we reported a significant increase in revenues and net income for both the quarter and year-to-date periods, stemming from our recent facility expansion and further sequential quarterly improvements in our gross profit margins. This improvement in gross margin was primarily due to a combination of improved yields and lower material costs. We initiated a modest investment in our sales infrastructure, and continued our investment in research and development, as we remain focused on improving our portfolio of products while expanding our customer base both domestically and internationally. We are well-positioned to continue our revenue growth through a product mix which includes new technologies and batteries for new applications to both new and existing customers. These factors, plus our confidence in the Lithium Ion technology initiative and our initial success in penetrating the OEM marketplace, gives us confidence to reaffirm our earnings guidance of approximately $12 million in net income for fiscal 2005, which ends September 30."

About China BAK Battery
China BAK Battery, Inc. is a commercial manufacturer of standard and customized Lithium Ion (Li-ion) rechargeable batteries for use in various portable electronic applications, including cellular phones, MP3 players, laptop computers, electric bicycles, digital cameras, video camcorders, and general industrial applications. BAK is the largest Li-ion replacement battery manufacturer in China and the seventh largest manufacturer of Li-ion batteries in the world. BAK operates a 90-acre, 1.9 million square foot manufacturing operation in Shenzen, PRC.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things statements regarding China BAK Battery's business strategy, plans and objectives and statements about non-historical information. These forward-looking statements are often identified by the use of terms and phrases such as "expect," "estimate," "project," "plan," "believe," "achievable," "anticipate" and similar terms and phrases. Although China BAK Battery, Inc. believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The Company's actual net income for the 2005 fiscal year may not be the same as its income guidance and the Company's new technologies and batteries for new applications may not achieve the expected result. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

China BAK Battery, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in China BAK Battery, Inc.'s periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to China BAK Battery, Inc. or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, China BAK Battery, Inc. does not assume a duty to update these forward-looking statements.




                                Tables To Follow


                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                           Consolidated Balance Sheets
                   As of June 30, 2005 and September 30, 2004
                        (Amounts Expressed in US Dollars)
                                   (Unauidted)

                                       Assets
                                                                 June 30,   September 30,
                                                                     2005            2004
                                                                      $               $
                                                                              (Audited)
Current Assets
     Cash                                                       1,647,781       3,212,176
     Cash -Restricted                                          22,073,231       7,120,069
     Accounts Receivable, Net                                  37,056,547      20,999,561
     Inventories                                               13,093,761      29,535,985
     Prepaid Expenses                                           1,527,601       1,330,645
     Notes Receivable                                             289,978          18,122
     Accounts Receivable - Related Party                          295,477         911,093
                                                             ------------    ------------
          Total Current                                        75,984,376      63,127,651
                                                             ------------    ------------

Long-Term Assets
     Property, Plant, & Equipment                              36,266,563      19,875,583
     Construction in Progress                                  24,727,567      23,656,190
     Land Use Rights                                            4,029,038       4,029,038

     Less Accumulated Depreciation                             (4,673,566)     (2,370,774)
                                                             ------------    ------------
          Long-term Assets, Net                                60,349,602      45,190,037
                                                             ------------    ------------

Other Assets
     Other Receivables                                             94,293         225,972
     Intangible Assets, Net                                        49,596          58,362
                                                             ------------    ------------
          Total other                                             143,889         284,334
                                                             ------------    ------------

     Total Assets                                             136,477,867     108,602,022
                                                             ============    ============

                      Liabilities and Stockholders' Equity
Current Liabilities
     Accounts Payable                                          20,479,444      23,570,087
     Bank Loans, Short Term                                    37,515,858      27,304,162
     Short Term Loans                                                --         1,812,316
     Notes Payable, Other                                      23,888,792      20,772,559
     Land Use Rights Payable                                    3,751,028       3,750,756
     Construction Costs Payable                                 4,062,261       6,347,846
     Customer Deposits                                               --           369,390
     Accrued Expenses                                           3,871,277       5,247,656
     Other Liabilities                                            407,215         181,223
                                                             ------------    ------------
          Total Current                                        93,975,875      89,355,995
                                                             ------------    ------------

Stockholders' Equity
     Capital Stock-$.001 Par Value; 100,000,000 Shares
     Authorized; 40,978,533 and 32,378,100 Shares
     Issued and Outstanding at June 30, 2005 and
     September 30, 2004, respectively                              40,978          32,378
     Additional Paid In Capital                                27,571,722      12,051,693

     Accumulated Comprehensive Income (Loss)                       (1,669)           (144)
     Reserves                                                   2,854,017       1,724,246
     Retained Earnings                                         12,036,944       5,437,854
                                                             ------------    ------------
                                                               42,501,992      19,246,027
                                                             ------------    ------------

     Total Liabilities and Stockholders' Equity               136,477,867     108,602,022
                                                             ============    ============

                             CHINA BAK BATTERY, INC.
             (Formerly known as Medina Coffee, Inc.) and Subsidiary
                      Consolidated Statements of Operations
                For The Three Months Ended June 30, 2005 and 2004
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)

                                                             2005          2004
                                                              $             $
                                                      -----------   -----------

Revenues, Net of Returns                               24,154,543    15,183,988

Cost of Goods Sold                                     16,547,598    11,442,431
                                                      -----------   -----------

Gross Profit                                            7,606,945     3,741,557
                                                      -----------   -----------

Expenses:
     Selling Expense                                      975,859       474,640
     General and Administrative Expenses                1,068,895       927,296
     Research and Development                             128,835       139,166
     Bad Debts Expense (Recovery)                         598,608      (334,746)
     Depreciation and Amortization                        805,753       452,805
                                                      -----------   -----------
           Total Expenses                               3,577,950     1,659,161
                                                      -----------   -----------

Operating Income                                        4,028,995     2,082,396

Other Expense
     Finance Costs                                        371,404       364,649
     Other Expense                                          8,745        (9,319)
                                                      -----------   -----------

Net Income Before Provision for Income Taxes            3,648,846     1,727,066

Provision for Income Taxes                                286,672       129,449
                                                      -----------   -----------

Net Income                                              3,362,174     1,597,617
                                                      ===========   ===========

Net Income Per Common and Common Equivalent Share:

Basic                                                        0.08          0.05
                                                      ===========   ===========
Diluted                                                      0.08          0.05
                                                      ===========   ===========

Weighted Average Number of Common and
Common Equivalent Shares Outstanding:

Basic                                                  40,978,533    32,378,100
                                                      ===========   ===========
Diluted                                                41,192,819    32,378,100
                                                      ===========   ===========

                             CHINA BAK BATTERY, INC.
             (Formerly Known as Medina Coffee, Inc.) and Subsidiary
                      Consolidated Statements of Operations
                For The Nine Months Ended June 30, 2005 and 2004
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)

                                                             2005          2004
                                                              $             $


Revenues, Net of Returns                               75,159,215    46,934,456

Cost of Goods Sold                                     56,286,898    35,713,698
                                                      -----------   -----------

Gross Profit                                           18,872,317    11,220,758
                                                      -----------   -----------

Expenses:
     Selling Expense                                    2,678,830     1,310,829
     General and Administrative Expenses                2,877,091     2,851,748
     Research and Development                             314,626       345,471
     Bad Debts Expense                                    944,095      (227,151)
     Depreciation and Amortization                      2,311,558     1,046,689
                                                      -----------   -----------
           Total Expenses                               9,126,200     5,327,586
                                                      -----------   -----------

Operating Income                                        9,746,117     5,893,172

Other Expense
     Finance Costs                                      1,333,118       522,629
     Other Expense                                         33,624         5,239
                                                      -----------   -----------

Net Income Before Provision for Income Taxes            8,379,375     5,365,304

Provision for Income Taxes                                650,514       226,843
                                                      -----------   -----------

Net Income                                              7,728,861     5,138,461
                                                      ===========   ===========

Net Income Per Common and Common Equivalent Share:

Basic                                                        0.21          0.16
                                                      ===========   ===========
Diluted                                                      0.21          0.16
                                                      ===========   ===========

Weighted Average Number of Common and
Common Equivalent Shares Outstanding:

Basic                                                  37,481,654    32,378,100
                                                      ===========   ===========
Diluted                                                37,593,436    32,378,100
                                                      ===========   ===========

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